UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 16, 2011

Date of Report
(Date of Earliest Event Reported)

Tuffnell Ltd.

 (Exact name of registrant as specified in its charter)

Nevada	000-53610	26-2463465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Oxford St,
London W1D 2EU
United Kingdom

   (Address of principal executive offices)

011-44-020-7903-5084

 (Registrant's telephone number, including area code)

N/A

 (Former name and former address, if changed since last report)

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8.01 – OTHER EVENTS

On February 16, 2011, Tuffnell Ltd. Issued a press release which included details of its phase II exploration program. A copy of the release follows herein:

Tuffnell Ltd. Announces More Encouraging Details of Phase II Exploration at the Little Butte Gold/Copper Project in Arizona

LONDON, Feb. 16, 2011 Tuffnell Ltd. (Tuffnell or "the Company") (OTC Bulletin Board: TUFF) is pleased to announce further details of Phase II Exploration program at the Little Butte Gold/Copper Project.

Mr. George Dory, Tuffnell's CEO, is pleased to report that Tuffnell's trenching program has verified the presence of a large north-northwest trending shear zone that dips near vertical. Associated with the shears are specularite veins that are in part gold and copper bearing. Deep weathering has mobilized both copper and gold, but especially copper and produced an enriched zone at the historic water table. A specularite stockworks occurs adjacent to the veins indicating additional structural preparation and possible mineralization. A total of 4 trenches were dug.

Trenching was able to establish the presence of a major shear system and the attitude of specularite-secondary copper veins (hereafter called "veins") that contain the high-grade gold/copper.

Trench 1 was designed to be perpendicular to the structural trend identified at surface and to cut drill hole LB-1010. The trench started in bedrock at its west end with gravel increasing in thickness until the trench was ended in over 15 feet of gravel. The entire trench is within a major shear zone with north-northwest near-vertical faults dominating, but also abundant bedding plane shears and stockworks near major faults. Early specularite veins have been partially replaced by sulfides with gold and then deeply weathered to form secondary copper minerals including Malachite and Chalcocite. A 3 foot thick vein occurs in the trench dipping 75 to 85 degrees east-northeast (ENE). This is the vein penetrated by drill hole LB-1010. A broad zone of stockworks veining occurs on both sides of the 3 foot vein, but is strongest on the hanging wall side. Continuous channel sampling of bedrock found anomalous gold and copper values in trench 1 (high of 2.45 g/t au, 6.25% Cu in vein 10 feet below the surface), but the values are less than found in LB-1010 slightly deeper. LB-1010 had a gold value of 22.00 g/t at 20-25 feet and a maximum copper value of 6.84% at 25-30 feet. After trench geochemistry was received it was determined that both gold and copper have been leached and re-deposited several feet to tens of feet below the bedrock contact. Even so, trench results show some gold values above the 0.1-0.3 g/t cut-off used in heap-leach gold mines and many results show copper values above the 0.10 cut-off used in several heap-leach copper mines.

Trench 2 was located 100 feet N30W of trench 1 in a dry wash. Because of thick gravel cover less than 50 feet of bedrock was exposed, but one 1 foot thick vein, several structures and abundant specularite veining were identified. Because of the shallow nature of the channel sampling only a few anomalous gold/copper values were found.

Trench 3 was located 100 feet S30E of trench 1. Two veins were identified in trench 2 indicating there are multiple vein occurrences within the broad structurally prepared zone. Original channel sampling produced a number of ore grade copper values and a few good gold numbers. The copper high was 2.43% in the stockworks zone adjacent to the larger vein which is 5 feet in width. The best gold assay was 0.95 g/t from the vein. After receiving all trench results and comparing to the LB-1010 results it was decided to use a hydraulic hammer attachment on the excavator and deepen trench 3 an additional 3 feet in the vicinity of the 5 foot vein and re-sample. This would hopefully get us below the intense leaching that occurs near the bedrock contact. It was during this work that visible gold was noted in trench 3. The floor and south wall of the deepened portion of the trench was then "panel sampled". Bulk samples were taken from rectangular areas to minimize the erratic distribution of gold/copper values.

Deepening of the trench and panel sampling improved geochemical results considerably. Gold results improve the most. The high gold value from panel sampling is 11.23 g/t. All copper values from the deeper sampling are ore grade with the high being 3.88%. A select sample containing visible gold from trench 3 assayed 55.00 g/t gold and 1.97% copper.

Trench 4, located 100 feet S30E of trench 3 is up slope and therefore at a somewhat higher elevation than trench 3. Although strong faulting and stockworks specularite veins occur in the eastern half of the trench, no veins or significant secondary copper mineralization was noted although it is believed that deepening the trench and extending it to the east would likely find mineralization.

When one connects the veins from trench to trench, it becomes apparent that three veins were intersected in trenching. The veins are no more than 50 feet apart, parallel and trend N30-35W. It is highly probable that detailed angle drilling using fences of holes across the zone will find additional veins.

A map showing the location of trenches and the current drilling program may be found shortly on the Tuffnell website www.tuffex.com. Assay results for both IP resistivity and drilling will be released as soon as all results have been interpreted.

After all results are in and interpreted from the current trenching and core drilling, a plan for further testing will be developed using all available data. This plan will undoubtedly include RC drill testing to the north of the IP anomaly overlying the LB-1010 zone and other anomalies found by the survey. Further core drilling may also be appropriate if the LB-1010 zone remains open along strike and at depth. Planning for a deep test of the Grasberg style copper/gold target will continue as the winter exploration program develops.  Tuffnell is also in the process of planning its Phase 3 exploration program and believes Phase 3 to be a very important milestone for the company as results continue to be very exciting for the company.

About The Company

Tuffnell Ltd. (OTC BB: TUFF) is a mineral exploration company focused on maximizing returns for its shareholders by exploring and developing low-cost gold assets in proven mining districts. With a focus primarily on the State of Arizona, Tuffnell Exploration has put together a team of highly qualified, strongly motivated individuals with the experience required to advance our corporate vision.

Based on geological potential, infrastructure proximity, and previously undertaken exploration, Tuffnell Ltd. selects properties of merit so as to provide its shareholders with the highest probability of success. The company's main property, known as Little Butte, is located in La Paz county Arizona and has previous exploration history indicating that resources are present and the prospect for economic recovery of gold support management's decision to proceed with further exploration. Tuffnell holds a 100% option to 85 unpatented mining claims and 7 patented claims. Total Land holdings including patented claims total 1,840 acres or 2.88 square miles. The Little Butte Project lies in the historic Plomosa District, 20 miles north of the town of Quartzite, Arizona and approximately 150 miles southeast of Las Vegas, Nevada.

Safe Harbour Statement:

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbour provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan," or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements.

The forward-looking statements which involve risks and uncertainties that include, among others, limited operating history, limited access to operating capital, factors detailed in the accuracy of geological and geophysical results including drilling and assay reports; the ability to close the acquisition of mineral exploration properties, and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. More information is included in the company's filings with the Securities and Exchange Commission, and may be accessed through the SEC's website at www.sec.gov.

CONTACT: Investor Relations 1-800-459-0794

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2011	Tuffnell Ltd.

/s/ George Dory
George Dory, Chief Executive Officer and President